UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2018

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 3, 2018, OvaScience, Inc. (“OvaScience” or the “Company”) announced that it will restructure its organization to reduce its workforce by approximately 50% in connection with its determination that its strategy can be executed more efficiently with a leaner and more nimble organization.  The majority of the reduction in personnel is expected to be completed by March 2018. As a result, the Company expects to realize annualized cost savings beginning in the second quarter of 2018. OvaScience estimates that it will incur one-time costs of approximately $1 million to $1.5 million related to the restructuring plan.

The Company will update this Current Report on Form 8-K when it is able to estimate its cash payments or the amount of the accounting charge in connection with the workforce reduction.

Additional details regarding the restructuring and its impact on the Company’s business are set forth in the press release attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, the Company announced the appointment of James Lillie, Ph.D., as Chief Scientific Officer, effective January 16, 2018. Dr. Lillie will be responsible for leading the Company’s preclinical research and development efforts, including the continued advancement of OvaPrime and OvaTure.

Dr. Lillie joined OvaScience from Sanofi Genzyme where he was Vice President, In Vitro Biology from 2007 through January 15, 2018. In this role, Dr. Lillie was responsible for developing a scientific strategy for creating a sustainable, high value portfolio in rare diseases. He established a strong pipeline of small molecule drugs and supported the U.S. Food and Drug Administration’s approval of Eliglustat and acceptance of two investigational new drug applications. Previously, he was Senior Director, In Vitro Biology at Sanofi Genzyme from 2004-2007 and, before that, he held roles of increasing responsibility at Millennium Pharmaceuticals, Inc. Earlier, he worked as Senior Director, Biology at Scriptgen Pharmaceuticals, and as co-founder at AMIRA, which was later sold to Repligen Corporation. Dr. Lillie holds a Ph.D. in Biochemistry and Molecular Biology from Harvard University and B.A. in German Literature from Wesleyan University.

The Company and Dr. Lillie entered into an offer letter, dated January 2, 2018 (the “Offer Letter”).  Pursuant to the terms of the Offer Letter, Dr. Lillie will receive an annual base salary of $360,000 and may be awarded an annual discretionary target bonus of up to forty percent (40%) of his annual salary. The bonus award, if any, will be determined by the Board, or a committee thereof in its sole discretion, based on the achievement of performance objectives.

Pursuant to the Offer Letter, Dr. Lillie will receive an option to purchase 357,057 shares of Common Stock of the Company, at an exercise price of per share equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of grant. The stock option will have a ten-year term, vest over four years, with 25% of the shares vesting on January 16, 2019 and 6.25% of the shares vesting each quarter thereafter.  This stock option will be granted outside of the Company’s 2012 Stock Incentive Plan as an inducement material to Dr. Lillie’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4).  In the event of a change of control (as defined in Dr. Lillie’s employment agreement with the Company, or the “Offer Letter”) of the Company where Dr. Lillie’s employment is terminated by the Company without cause (as defined in the Offer Letter) or Dr. Lillie resigns for good reason (as defined in the Offer Letter) within one year of the change of control, the vesting of the stock options will accelerate in full.

Under the terms of the Offer Letter, Dr. Lillie’s employment with the Company may be terminated at any time, with or without cause and without any prior notice, by either Dr. Lillie or the Company. If the Company terminates Dr. Lillie’s employment without cause or Dr. Lillie terminates his employment for good reason, he will be entitled to receive (a) continuation of his then-current base salary for a period of six months (the “Severance Period”), which will be payable in periodic installments over the same period and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution during the Severance Period.

Dr. Lillie has also agreed to certain obligations not to compete or directly or indirectly solicit for employment certain current and former key employees and officers of OvaScience during the term of his employment with OvaScience and for the 12 month period following termination of his employment with OvaScience.

The foregoing is a summary description of the terms and conditions of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 8.01. Other Events

On January 3, 2018, the Company issued a press release announcing a business update, including the corporate restructuring and new hire described above. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report includes forward-looking statements about our plans for the development of our fertility treatments in development and our corporate restructuring. Actual events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: the science underlying our treatment and treatments in development (including the OvaTure, OvaPrime and AUGMENT treatments), which is unproven; our ability to obtain regulatory approval where necessary for our potential treatments; our ability to develop our potential treatments, including the OvaPrime and OvaTure treatments, on the timelines we expect, if at all; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q and/or Annual Report on Form 10-K. The forward-looking statements contained in this report reflect our current views with respect to future events. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated January 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: January 3, 2018	/s/ Christopher Kroeger
Christopher Kroeger
Chief Executive Officer